EXHIBIT 10.2

SECURITIES SETTLEMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is by and between Redwood Management, LLC (“CLAIMANT” or "Redwood") and the undersigned StreamTrack, Inc., ("COMPANY" or "DEBTOR") and is entered into as of the effective date below, all with reference to the following facts, which the parties agree are true and correct:

RECITALS

CLAIMANT acquired, on or about this date, certain debt rights, noted below, along with the rights to common stock and conversion of a prior "assignor" as to the COMPANY;

CLAIMANT is, therefore, both an investor and a creditor of the COMPANY entitled to payment and conversion of outstanding debt securities, including common stock conversion of such debt securities, as referenced in agreement(s) and document(s), including between the parties hereto, such as listed below;

DEBTOR seeks to avoid dispute, retire debt from its books and records, make effort to improve its financial picture for potential acquisition and future fundings by eliminating or limiting the extent of debt the DEBTOR faces, and honor such conversion and related rights acquired by the CLAIMANT;

THEREFORE, THE PARTIES AGREE TO SETTLE, AND THE PURPOSE OF THIS AGREEMENT IS TO REFLECT SUCH SETTLEMENT;

 NOW THEREFORE, the parties hereto hereby represent, warrant, and covenant with and to each other and confirm all of the above and following to professionals, and the transfer agent of COMPANY and others to whom it may concern, as follows:

1. Obligations Owing. The above Recitals are incorporated herein by reference. Reference is made to the debt securities identified on the signature page hereof (the "Debt"). As to the Debt, any past or current dispute, potential defenses and disputed considerations, etc., are waived by the COMPANY, and the debt obligation is hereby confirmed as owed. The COMPANY ratifies and confirms the validity of the Assignment and Assumption Agreement by and between the CLAIMANT acting as an investor and the prior assignor and this includes the common stock and conversion rights of the assignor surrendered to the CLAIMANT, which rights are aged as set forth on the signature page.

2. Exchange. CLAIMANT and the COMPANY hereby agree to confirm the exchange of the Debt for securities of the COMPANY as follows: this securities agreement of the COMPANY to repay an amount equal to the principal amount of the Debt ("Principal") with interest at a rate set below per annum ("Interest") by the "Maturity Date" (below) with conversion rights to the CLAIMANT so that, at the election of the CLAIMANT, it may convert the Principal in whole or part from time to time into shares of common stock in the COMPANY (the "Shares"). This obligation of the COMPANY is in the nature of a debenture but in lieu of issuing a debenture of the COMPANY shall honor the exchange, payment obligation and conversion rights per this Agreement. Thus, concurrently with the execution of this Agreement, CLAIMANT surrenders hereby the Debt and its interest in the Debt strictly for the payment, conversion rights, Shares and related rights under this Agreement. CLAIMANT will endeavor to use best efforts, for non material file recording, to deliver to the COMPANY any promissory notes, commercial paper, or other evidences of the Debt but such ministerial obligation shall not be a condition to the conversion, Shares, and enforcement rights of this Agreement by CLAIMANT. With reference to Rule 144 promulgated under the Securities Act of 1933, as amended, the exchange hereby is made without any additional consideration applicable.

3. Payment and Conversion Rights. The COMPANY promises to pay to CLAIMANT the Principal and Interest on the Maturity Date, or sooner if required hereby, unless to the extent of any completed conversion of Principal and or Interest as stated herein.

THE COMPANY MAY PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT AT 125% OF SUCH AMOUNT OR MAXIMUM ALLOWED PER LAW, WHICHEVER IS LOWER, ALONG WITH ANY ACCRUED INTEREST AT ANY TIME UPON SEVEN DAYS WRITTEN NOTICE TO THE CLAIMANT, PROVIDED THE COMPANY IS NOT IN DEFAULT OF THIS AGREEMENT, SUBJECT TO THE TERMS HEREIN.

"Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of, interest (including any Late Fees) on, or liquidated damages in respect to this Agreement, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

(ii) the COMPANY or any of its subsidiaries or affiliates shall commence, or there shall be commenced against any of them, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the COMPANY commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the COMPANY or any subsidiary thereof or there is commenced against the COMPANY or any subsidiary thereof any such bankruptcy, insolvency or other proceeding; or the COMPANY or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the COMPANY or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 5 Business Days; or the COMPANY or any subsidiary thereof makes a general assignment for the benefit of creditors; or the COMPANY shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the COMPANY or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of any debt or the COMPANY or any subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing or any corporate or other action is taken by the COMPANY or any subsidiary thereof for the purpose of effecting any of the foregoing or adverse to this Agreement;

(iii) the COMPANY shall fail to timely file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act, or cease to be subject to the reporting requirements of the Exchange Act, or as required to be deemed a current public company as to disclosure including on any exchange or over the counter trading medium and or the COMPANY is in, or accused of, being in violation of any law or regulation by written demand, court proceeding or otherwise;

(iv) the material breach of any promise or representation in this Agreement and or any related representation or agreement made by the COMPANY and or any of its officers with the Claimant, which shall include, without limitation, the failure to deliver shares of common stock due CLAIMANT on a conversion within three Business Days from the date of conversion or sooner, which delivery must be otherwise made per reasonable specifications of the CLAIMANT (e.g. to brokerage firm account);

(v) The COMPANY or any subsidiary of the COMPANY shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the COMPANY or any subsidiary of the COMPANY in an amount exceeding $25,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) Any cessation of operations by COMPANY or COMPANY admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the COMPANY’S ability to continue as a “going concern” shall not be an admission that the COMPANY cannot pay its debts as they become due;

(vii) The failure by COMPANY to maintain any assets which are necessary to conduct its business (whether now or in the future);

(viii) The restatement of any financial statements filed by the COMPANY with the SEC for any date or period from two years prior to the date of this Agreement and until all amount due to Claimant hereunder are no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Debenture or the Purchase Agreement; or

(ix) The Depository Trust Company (“DTC”) places a “chill” on the deposit of additional securities of the COMPANY with DTC.

If the COMPANY fails to perform hereunder by delivering Shares or paying Principal and or Interest within 3 Business Days of said being due, then for the first 30 calendar days from the due date of said performance, the COMPANY shall also owe payable immediately an amount equal to $1,000 per day as a reasonable "Late Fee" in addition to any other damages and reasonable attorney fees and costs payable, to cover, on a non accountable basis, the time, expense, efforts and or distress of the CLAIMANT having to focus its management, advisors, and counselors on the matter of the COMPANY failing to honor its written obligations, and said figure is deemed a reasonable liquidated damages provision and is not an election of remedy and is non exclusive so the CLAIMANT can add and pursue all rights otherwise.

If any Event of Default occurs and is continuing, the full Principal amount of this Agreement, together with Interest and Late Fees and other amounts owing in respect thereof, shall become immediately due and payable in cash except the CLAIMANT may elect any part thereof to be paid in Shares as part of any conversion hereunder in which case such Shares shall be due.

The CLAIMANT need not provide and the COMPANY hereby waives any presentment, demand, protest or other notice of any kind, and the CLAIMANT may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by CLAIMANT only in writing at any time prior to payment hereunder and the CLAIMANT shall have all rights and elections it is entitled to hereunder and or under law. Unless otherwise noted expressly herein in writing, no grace period applies.

At any time until both the Principal and Interest is paid in full and all conversions have been honored by the COMPANY and this Agreement is no longer outstanding, this Agreement, including interest and principal, shall be convertible into shares of Common Stock in the COMPANY at a 45% percent discount to the lowest traded price, determined on the then current trading market for the COMPANY’S common stock, for 15 trading days prior to conversion (the “Set Price”). The CLAIMANT shall effect conversions by delivering to the COMPANY the form of Notice of Conversion attached hereto as Exhibit C (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date") and Shares shall then be delivered by the COMPANY within three Business Days (72 hours). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the CLAIMANT shall not be required to otherwise physically surrender anything to the COMPANY. If the COMPANY does not request, from its transfer agent, the issuance of the shares underlying this Agreement after receipt of a Notice of Conversion within three Business Days (72 hours) following the date of Notice of Conversion, or fails to timely (within 72 hours) deliver the Shares per the instructions of the CLAIMANT, free and clear of all legends in legal free trading form, the COMPANY shall be responsible to also promptly pay CLAIMANT for any differential in the value of the converted Shares underlying this Agreement between the value of the closing price on the date the Shares should have been delivered and the date the Shares are delivered. The CLAIMANT and any assignee, by acceptance of this Agreement, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Agreement, the unpaid and unconverted Principal amount of this Agreement may be less than the amount stated on the face hereof. The parties hereby agree that the COMPANY will cover all legal costs associated with the issuance of Opinion Letter(s) from Company counsel to the Transfer Agent. In addition, if the COMPANY fails to timely (within 72 hours, 3 business days), deliver the shares per the instructions of the CLAIMANT, free and clear of all legends in legal free trading form, the COMPANY shall allow CLAIMANT to add two (2) days to the look back (the mechanism used to obtain the conversion price along with discount) for each day the COMPANY fails to timely (within 72 hours, 3 business days)) deliver shares, on the next two conversions.

If the COMPANY, at any time while this Agreement is outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the COMPANY pursuant to this Agreement, including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the COMPANY, then the Set Price shall be either (i) as agreed in writing by the CLAIMANT in its discretion or if not agreed to by CLAIMANT or reasonably objected to by the COMPANY in writing to the CLAIMANT promptly before any such corporate change, (ii) be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stock as to such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. Whenever the Set Price is adjusted as noted above in this paragraph the COMPANY shall promptly, within one Business Day, deliver to each CLAIMANT a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

If, at any time while this Agreement is outstanding: (A) the COMPANY effects any merger or consolidation of the COMPANY with or into another Person, (B) the COMPANY effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the COMPANY or another Person) is completed pursuant to which CLAIMANTs of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the COMPANY effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the CLAIMANT may declare this Agreement in default or, if it elects in writing to the COMPANY, upon any subsequent conversion, the CLAIMANT shall have the right to receive, for each underlying share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the CLAIMANT of one share of Common Stock of the COMPANY (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the COMPANY shall apportion the Set Price among the Alternate Consideration in a reasonable manner, but only if consented to in writing by the CLAIMANT, reflecting the relative value of any different components of the Alternate Consideration. If shareholders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the CLAIMANT shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Agreement following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the COMPANY or surviving entity in such Fundamental Transaction shall issue to the CLAIMANT a new Agreement consistent with the foregoing provisions and evidencing the CLAIMANT'S right to convert such Agreement into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph and insuring that this Agreement (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then at the request of the CLAIMANT delivered before the 90th calendar day after such Fundamental Transaction, the COMPANY (or any such successor or surviving entity) will purchase the Agreement from the CLAIMANT for a purchase price, payable in cash within 10 business days of such request, equal to the 125% or maximum permitted by law whichever is lower, of the remaining unconverted Principal amount of this Agreement on the date of such request, plus all accrued and unpaid Interest thereon, plus all other accrued and unpaid amounts due hereunder.

The COMPANY covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely a sufficient number of it’s shares for the purpose of issuance upon conversion of this Agreement.

Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile, (iii) the first Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

Notwithstanding anything to the contrary herein contained, the CLAIMANT may not convert this Agreement to the extent such conversion would result in the CLAIMANT, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock, including shares issuable upon such conversion and held by the CLAIMANT after application of this section. The provisions of this section may be waived by the CLAIMANT, in whole or part (but only as to itself and not to any other CLAIMANT), upon 61 days prior written notice. Other CLAIMANTs shall be unaffected by any such waiver.

Herein meanings are, unless otherwise defined herein:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Common Stock" means the common stock of the COMPANY and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Except as expressly provided herein, no provision of this Agreement shall alter or impair the obligation of the COMPANY, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Agreement at the time, place, and rate, and in the coin or currency, herein prescribed. This Agreement is a direct debt obligation of the COMPANY. This Agreement ranks pari passu on most favored terms to benefit the CLAIMANT with all other Agreements now or hereafter issued under the terms set forth herein but shall be treated superior to all other obligations of the COMPANY. As long as this Agreement is outstanding, the COMPANY shall not and shall cause it subsidiaries not to, without the consent of the COMPANY, (a) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the CLAIMANT; (b) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or other equity securities; or (c) enter into any agreement with respect to any of the foregoing.

If this Agreement shall be mutilated, lost, stolen or destroyed, the COMPANY shall execute and deliver another original of this Agreement.

If it shall be found by court that any Interest or other amount deemed interest due or aggregated hereunder violates applicable laws governing usury, the amount shall automatically be lowered to equal the maximum permitted under law.

The COMPANY covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the COMPANY from paying all or any portion of the principal of or interest on the Agreements as contemplated herein, or otherwise not honor this Agreement, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the COMPANY (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the CLAIMANT, but will suffer and permit the execution of every such as though no such law has been enacted.

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

In the event CLAIMANT shall refer this Agreement to an attorney for collection in the event of a default, the COMPANY agrees to pay all the reasonable costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Agreement, including reasonable attorney's fees, whether or not suit is instituted.

4. Claimant Status. CLAIMANT represents and the COMPANY confirms such representation, as follows:

a.
CLAIMANT believes it is not an affiliate, now or by way of this Agreement, and relies upon the COMPANY knowledge of the members of the Board, officers and shareholdings, etc. in such regard (COMPANY represents to CLAIMANT that it has concluded and CLAIMANT may rely upon same, that CLAIMANT is not and will not be, by way of this Agreement, as affiliate of the COMPANY.); and

CLAIMANT is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, the "Act" by reason of Rule 501 and (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors, as a sophisticated investor.

5. Other Concerns. CLAIMANT has no responsibility for action or inaction by the DEBTOR nor faced or faces or will face responsibility for determinations of Management of the COMPANY. The parties also recognize and acknowledge that as a result of this Agreement, the parties have entered into a confidential relationship as to this document, except to the requirements of law to the contrary, and they have negotiated and entered into this Agreement in good faith and without any duress. COMPANY has, notwithstanding anything, obtained counsel of its own choosing on the legality of the subject including the issuance of the Shares hereby without legend or restriction. The COMPANY indemnifies and holds harmless CLAIMANT and its affiliates, including the counselors and advisors of CLAIMANT, for any breach of any provision or representation by COMPANY herein.

6. Miscellaneous.

A.
Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B.
Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

C.
Further Cooperation. From and after the date of this Agreement, each of the parties hereto agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law. However, this shall not require any additional documents or acts by CLAIMANT for CLAIMANT to obtain and dispose of the subject shares.

D.
Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

E.
Expenses. Except as otherwise provided herein, or agreed in writing, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

F.	Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

G.
Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice”) in this Agreement provided or permitted to be given, may be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered or sooner as stated within this Agreement.

H.	Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

I.
Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax.

J.
Assignment. This Agreement is not assignable without the written consent of the parties except CLAIMANT has the right to assign the obligations and Shares owed to it hereunder as it may determine and within five (5) days written notice to the Company.

K.
Parties in Interest and Affiliates. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. For this Agreement, affiliated or affiliate, either word being capitalized or not herein, shall mean controlling, controlled by or under direct or indirect common control with such person and includes shareholders, officers, directors, advisors, employees, attorneys, accountants, auditors, subsidiaries, parent companies, related companies and founders, to broadly defined, to be interpreted to protect the CLAIMANT, beyond just persons and firms customarily considered affiliated under Federal securities laws and regulations.

L.
Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior recent settlement discussions and verbal agreements and understandings except in no way does this Agreement change or eliminate the terms of financial and related obligations to the CLAIMANT per past agreements and instruments except as strictly modified in writing above.

M.
Construction and Misc. This Agreement shall be governed exclusively by the laws of the State of Florida without reference to conflict of laws and the exclusive venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in Broward County Florida as the sole venue. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement. The COMPANY irrevocably submits to the exclusive jurisdiction stated herein and the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the said place.

THE DEBTOR IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING AND FURTHER AGREES THAT SERVICE OF PROCESS UPON THE PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

The COMPANY waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the CLAIMANT may elect, by mail directed to the CLAIMANT at the last known principal business location or mailing address or, in the alternative, in any other form or manner permitted by law, on a non-exclusive basis, as determined by the CLAIMANT. No failure or delay on the part of the CLAIMANT in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges.

The obligations to CLAIMANT and this Agreement cannot be set off against any real or alleged claim against the CLAIMANT.

N.
Cooperation and Representations. The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto. Representations of the COMPANY shall survive the signing and closing of this Agreement.

O.
Independent Legal Counsel. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each has retained or waived retaining counsel except as otherwise stated above.

P.
 Rights and Remedies. The COMPANY agrees that all of the rights and remedies of the CLAIMANT hereto whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently. CLAIMANT further waives the right to any notice and hearing prior to the execution, levy, attachment or other type of enforcement of any judgment obtained hereunder. Company shall reflect the obligation of this Agreement in all financial statements and related disclosures.

Exhibits, and, if any, Additional Promises and Representations:

a.
EXHIBIT A. The DEBTOR hereby represents that attached is a letter of confirmation and representation by the individual who is the chief principal officer of the COMPANY executed or to be executed and delivered this date.

b.
EXHIBIT B. The DEBTOR hereby represents that attached is a duly authorized and effective irrevocable resolution of the Board of Directors of the COMPANY confirming this Agreement as valid and binding on the COMPANY, executed or to be executed this date. (Whether or not attached, or executed, the DEBTOR represents all corporate authorization has been obtained.)

c.
EXHIBIT C. Form of Conversion

Effective Date: 4/18/14
Amount due hereunder: $284,560.00
Set Price: above
Interest due hereunder: (10%) Ten percent guaranteed interest payable regardless of how long the debenture remains outstanding
Maturity Date: date that is 6 months from the date of this Agreement

d.	EXHIBIT D. Irrevocable Letter from Transfer Agent

e.	EXHIBIT E. Transfer Agent Share Statement

Description of Debt:

ASHER July 30, 2012	$42,500.00	$42,500.00
Default (135%)	$14,875.00	$14,875.00
Interest		$15,422.00
Total		$72,797.00

ASHER Dec 11, 2012	$103,500.00	$103,500.00
Default (135%)		$36,225.00
Interest		$23,870.41
Total		$163,595.41

ASHER April 2, 2014	$42,500.00	$42,500.00
Interest (PP)		$5,667.59
Total		$48,167.59

Principal		$188,500.00
Default/Interest		$96,060.00
Payoff Amount		$284,560.00

Name of COMPANY:	StreamTrack, Inc.
State of Incorporation:	Wyoming
Address of COMPANY:	347 Chapala Street
Santa Barbara, CA 93101

Name of CLAIMANT:	Redwood Management, LLC
Claimant Address:	16850 Collins Ave #112-341
Sunny Isles Beach Florida 33160

The undersigned hereby execute this document the Effective Date noted:

"COMPANY/DEBTOR"

By:	/s/ Michael Hill
Name:	Michael Hill
Title:	CEO

“CLAIMANT”

Redwood Management, LLC

By:	/s/ Gary Rogers
Gary Rogers, Manager

Exhibit A

Representation of individual Officer of StreamTrack Inc.

VIA ELECTRONIC MAIL
Redwood Management LLC
Attn: Gary Rogers, Manager
16850 Collins Ave #112-341
Sunny Isles Beach Florida 33160

 Re: Securities Settlement Agreement Between StreamTrack, Inc. and Redwood Management LLC Dated 4/18/14

 Dear Gary:

In connection with the above referenced agreement and exhibits and related agreements and instruments, herein the Agreement, and any present and any future conversion requests of Redwood Management, LLC (“Redwood”) we irrevocably confirm :

1.
StreamTrack, Inc. (”STTK”) is not, and has not been, a shell issuer as described in Rule 144 promulgated with reference to the Securities Act of 1933, as amended (the “Securities Act”) nor is or was a "shell" as otherwise commonly understood;

2.	StreamTrack, Inc. is, unless noted "Not Applicable," subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.
StreamTrack, Inc. has to the extent it has been subject to Exchange Act requirements for filing reports, filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months and or has filed with the trading exchange or over the counter disclosure system all such reports and information to be deeded current in all public reporting;

4.
The original Debts noted in the above referenced Agreement, and the contents of the above referenced Agreement, are accurate and said original Debts and related stock and conversion rights are greater than 12 months old and was owned and subject to assignment and transfer to you by a non- affiliate which transfer has been made.

5.	StreamTrack, Inc. is now and will remain current with all obligations with its stock transfer agent and the U.S. Securities and Exchange Commission and the state of incorporation.

6.
Any and all approvals needed in relation to the above referenced Agreement, this letter, for the assistance of our transfer agent, etc., is obtained. The Agreement reflects, among other things, conversion rights we otherwise afford to the non-affiliate debt holders.

 Representations herein survive the issuance or closing of any instrument or matter, and we will cooperate as needed to give effect to and protect your rights including as to the transfer agent and you may rely upon these promises and representations.

Effective Date: 4/18/14

Very truly yours,

______________________________
Michael Hill, CEO

Exhibit B

Resolution approved by the Board of Directors of StreamTrack, Inc.

UNANIMOUS CONSENT IN LIEU OF A SPECIAL
MEETING OF DIRECTORS OF
StreamTrack, Inc.

The undersigned, being all of the directors of StreamTrack, Inc. a corporation of the State of Wyoming, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolutions without the formally of convening a meeting, and do hereby consent to the following actions of this Corporation, which actions are hereby deemed affective as of the date hereof:

RESOLVED: that the officers of this Corporation are authorized and directed to Enter into the Securities Settlement Agreement in the amount of $284,560 plus interest with Redwood Management, LLC, dated 4/18/14 that allows conversions at a 45% discount to market as well as (10%) Ten percent guaranteed interest payable regardless of how long this debenture remains outstanding, and come due on 10/18/14; and

RESOLVED: that the officers of this Corporation herby certify this corporation has never been a blank check shell; and

FURTHER RESOLVED, that each of the officers of the Corporation be, and they hereby are authorized and empowered to execute and deliver such documents, instruments and papers and to take any and all other action as they or any of them may deem necessary or appropriate of the purpose of carrying out the intent of the foregoing resolutions and the transactions contemplated thereby; and that the authority of such officers to execute and deliver any such documents, instruments and papers and to take any such other action shall be conclusively evidenced by their execution and delivery thereof or their taking thereof.

The undersigned, by affixing their signatures hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the board of directors of StreamTrack, Inc.

Dated: 4/15/14

________________________
Michael Hill- CEO

________________________
Aaron Gravitz

Exhibit C
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Securities Settlement Agreement of StreamTrack, Inc. ("STTK") dated 4/18/14 into shares of common stock (the "Common Stock") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto. No fee will be charged to the CLAIMANT for any conversion, except for such transfer expense, if any.

Conversion calculations:

Company Name: StreamTrack, Inc.

Date to Effect Conversion: _________________________

Conversion Price: ___________________________________

45% discount to the lowest traded price for 15 trading days prior to conversion or:
Adjusted as per agreement for delayed delivery of previous conversion (look back only)

Principal Amount of Agreement to be converted:______________________

Interest Amount of Agreement to be converted:_______________________

Remaining Principal Balance after this conversion:

Number of shares of Common Stock to be issued: ____________

Signature: _____________________Manager

Redwood Management LLC
16850 Collins Ave #112-341
Sunny Isles Beach Florida 33160
Federal ID #-26-465-7367

EXHIBIT E

VIA ELECTRONIC MAIL

Redwood Management LLC
16850 Collins Ave #112-341
Sunny Isles Beach, FL 33160

Re: Share Structure of StreamTrack, Inc.

To whom it may concern:

The purpose of this letter is to confirm the share structure of StreamTrack, Inc. (the “Company”). By execution below, I hereby verify that the information provided is current and accurate as of the date of this document.

Shares authorized:

Shares of StreamTrack, Inc. issued and outstanding: _____ ________________________________________

Furthermore, prior to finalizing this issuance I agree to provide Redwood Management LLC (via email) with:

i)	A copy of the certificate(s) to be issued pursuant to the Agreement(s) as of the date Hereof (if physical shares are to be issued in lieu of DWAC);

ii)	The FedEx Priority Overnight tracking number (or a copy of the slip if available) for any physical certificate(s) to be issued.

Very truly yours,
.

_____________________________________
Name:
Title:

Acknowledged and Agreed:

_____________________________________
StreamTrack, Inc.
Name: Michael Hill
Title: CEO